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                                                                EXHIBIT 10.1


                                     AGREEMENT

This Agreement is made this ____ day of September, 1996 by and between Ronald
D. Offutt (Offutt), an individual; RDO Equipment Co. (RDOEC), a corporation duly organized and existing under the laws of the State of North Dakota; John Deere Company - A Division of Deere & Company (JD-Ag), a corporation duly organized and existing under the laws of the State of Delaware; and John Deere Industrial Equipment Company (JDIEC), a corporation duly organized and existing under the laws of the State of Delaware. JD-Ag and JDIEC are collectively referred to herein as "Deere."

Whereas RDOEC has acquired the JDIEC dealership assets of Mega Equipment Co. and desires to obtain an appointment as a JDIEC dealer for the area of responsibility formerly assigned to Mega Equipment Co.; and

Whereas RDOEC and Offutt desire to conduct a public offering of RDOEC common stock, which requires the prior approval of Deere under dealer agreements now in effect between RDOEC and Deere; and

Whereas the size and geographic diversity of RDOEC's Deere dealership operations as presently constituted make them unlike Deere's other North American dealers; and

Whereas addition of the Mega Equipment Co. area of responsibility to RDOEC's dealership operations, a public offering of RDOEC stock, or both would make RDOEC's Deere dealership operations even more unlike any of Deere's other North American dealers, and would expose Deere to additional and unique business risks; and

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Whereas the uniqueness of RDOEC's circumstances and the additional risks involved for Deere warrant the application, to RDOEC, of performance requirements beyond those imposed on other Deere dealers, as well as certain modifications to the dealer agreements now in effect between RDOEC and Deere; and

Whereas Deere is willing to appoint RDOEC an industrial dealer for the Mega Equipment Co. area of responsibility, and to approve a public offering of RDOEC stock for the benefit of RDOEC and its shareholders, both upon agreement of the parties to the terms hereof; and

Whereas RDOEC and Offutt are willing to agree to and be bound by the terms hereof, regardless of whether a public offering of RDOEC stock occurs, in order to obtain an appointment as a JDIEC dealer for the Mega Equipment Co. area of responsibility;

Now Therefore, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Restrictions on Equity:

   a.  RDOEC will have an equity to assets ratio of 30% or greater:

       (1) no later than 31 January 1997 if a public offering of RDOEC stock does not occur on or before that date;

       (2)  within 120 days following any public offering of RDOEC stock; and

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       (3)  immediately following any further expansion of RDOEC's industrial or agricultural area of responsibility.

       The balance sheet effect of any distribution to shareholders occurring or to occur in connection with a public offering of RDOEC stock shall be included in the calculation of RDOEC's equity to assets ratio for the purposes of section 1.a(2) above.

   b. RDOEC will not pay any dividends, effect any stock repurchase, or make any other distributions to shareholders (excluding, for purposes of this section 1.b only, the distribution of tax-paid Subchapter S earnings planned to occur in connection with the contemplated initial public offering of RDOEC common stock) if:

       (1)  RDOEC's equity to assets ratio is below 30%; or

       (2) RDOEC's equity to assets ratio would fall below 30% as a result of such dividend, repurchase, or distribution.

   c. Unless specifically approved in advance in writing by Deere, RDOEC will not make any acquisitions or initiate new business activities if:

       (1)  RDOEC's equity to assets ratio is below 30%; or

       (2) RDOEC's equity to assets ratio would fall below 30% as a result of such actions.

   d. Any business operation that RDOEC desires to capitalize at less than a 30% equity to assets ratio will be

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       contained in a corporation separate from RDOEC. RDOEC will remain the
       Deere dealership corporation.

   e. RDOEC will not guarantee or otherwise be liable for any debt or other obligation of any affiliated company, provided, however, that this sentence shall not apply to financing arrangements arising from the procurement, from RDOEC's dealerships by a company affiliated with RDOEC, of goods and services offered to the public by RDOEC in the ordinary course of RDOEC's business. All intercompany transactions between RDOEC and affiliated companies will be conducted on an arms-length basis, on reasonable commercial terms. RDOEC will maintain its assets, bank accounts, and credit facilities separately from the assets, bank accounts, and credit facilities of affiliated companies, and RDOEC's assets and funds (and records relating thereto) will not be commingled with those of any affiliated company.

   f. For the purposes of this Agreement (whether with reference to JDIEC, JD-Ag, or otherwise), RDOEC's equity to assets ratio will be calculated in accordance with JDIEC's Industrial Dealer Terms Schedule (as in effect from time to time) and with such adjustments to equity or assets as Deere deems appropriate in its sole discretion, including without limitation the subtraction of assets and equity associated with any subsidiaries of RDOEC (whether wholly or partially owned).

2. Restrictions on Share Ownership:

   a. Offutt will own or control in excess of 50% of the outstanding voting power of RDOEC (or whatever greater percentage is required to control corporate actions that require a shareholder vote). In addition, Offutt will own RDOEC common stock representing at least 35% of RDOEC's shareholders' equity.

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   b.  RDOEC will advise Deere whenever RDOEC becomes aware that a shareholder owns or controls 5% or more of the outstanding shares of any class of stock of RDOEC.

   c. Offutt will not privately sell any RDOEC shares to a person or entity not approved by Deere. However, Offutt may:

       (1) sell any of his shares in RDOEC in broker's transactions, to market makers as contemplated by SEC Rule 144, or in an underwritten public offering; or

       (2) permit the exercise of RDOEC stock options granted by Offutt to Paul T. Horn and Allan F. Knoll prior to the date of this Agreement as long as Offutt continues to satisfy the requirements set forth in section 2.a above following the sale or exercise of options.

   d. RDOEC will not privately sell any RDOEC shares to a person or entity not approved by Deere. However, RDOEC may sell any RDOEC shares in an underwritten public offering or in connection with stock options for employees of RDOEC, as long as Offutt continues to satisfy the requirements set forth in section 2.a above following the sale.

   e. Deere will have the right to terminate RDOEC's dealer appointments, effective immediately, in the event Offutt ceases to comply with either requirement set forth in section 2.a above, provided, however, that section 5 below will govern Deere's right of termination on the death of

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       Offutt. Termination under this section 2.e may be executed, at Deere's sole discretion, on an overall basis or by individual area of responsibility.

3. JD-Ag Performance Criteria:

   a. JD-Ag will have the right to terminate RDOEC's agricultural dealer appointments if RDOEC's equity to assets ratio, based on RDOEC's fiscal year-end audit, is less than 25%. Such termination will require one year advance written notice, and at JD-Ag's sole discretion may be executed on an overall basis or by individual area of responsibility. Should JD-Ag give notice of termination under this section 3.a, RDOEC will have the right to cure its equity to assets ratio deficiency through the injection of fresh capital, in the amount deemed necessary by JD-Ag to raise the year-end percentage to 25%, within 180 days following RDOEC's fiscal year end; however, JD-Ag's approval will be required if RDOEC wishes to cure its equity to assets ratio deficiency by any other means, including without limitation reducing its asset levels or through earnings retained during the cure period.

   b. Annually, by a deadline specified by JD-Ag, RDOEC will submit and secure JD-Ag's approval of a comprehensive business plan (for each individual area of responsibility) containing:

       (1) specific objectives for market share (whole goods and parts), Customer Satisfaction Index (CSI), and equity (as well as any other metric criteria which JD-Ag may prescribe for dealers generally) for the plan year which, in each instance, represent at a minimum meaningful

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            progress toward the metric level specified by JD-Ag for each criterion;

       (2) specific action plans designed to achieve the metric criteria objectives specified in the plan and, within a reasonable period of time, the metric levels specified by JD-Ag; and

       (3) such other elements or metrics as are set forth in JD-Ag's then-effective Signature Program, or which JD-Ag may elect to require in dealer business plans generally.

   c. Failure by RDOEC to submit acceptable business plans or failure to make meaningful progress toward the objectives in the plans, as determined by JD-Ag in its sole discretion, will constitute grounds for termination of RDOEC's agricultural dealer appointments for the area of responsibility involved. Termination pursuant to this provision will require one year advance written notice. JD-Ag will have no obligation to rescind a notice of termination given under this section 3.c even if RDOEC cures the failure(s) in the area of responsibility involved during the year after the notice is given.

   d. The termination rights provided for JD-Ag in sections 3.a and 3.c above and elsewhere in this Agreement are in addition to, and shall in no way affect or limit, the termination rights of JD-Ag under RDOEC's agricultural dealer agreements or any other agreement between RDOEC and JD-Ag. Nothing in sections 3.a and 3.c above shall preclude immediate termination, or termination on less than one year advance notice, of RDOEC's agricultural dealer appointments in any

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       situation in which another provision in this Agreement or any other agreement affords JD-Ag a right to terminate immediately or on less than one year advance notice.

4. Termination of JDIEC Dealer Appointments:

   a. In lieu of its existing right of termination under section 3(b) of RDOEC's industrial dealer agreements, JDIEC may terminate RDOEC's industrial dealer appointments as follows:

       (1)  Overall Market Share

            (a) For each of its assigned areas of responsibility, RDOEC will maintain, on a monthly basis, rolling 12-month overall "Deere share" market share at a level greater than the level corresponding to the 50th percentile of all of JDIEC's U.S. dealers. Market share will be determined based upon the criteria and methodology then in use by JDIEC and evaluated monthly as information becomes available. The areas of responsibility assigned to RDOEC will be excluded from the calculations for the purpose of determining the 50th percentile of JDIEC's U.S. dealers.

            (b) JDIEC will have the right to terminate RDOEC's dealer appointments for a given area of responsibility upon the third instance (or any subsequent instance) in which RDOEC fails, in that area of responsibility, to satisfy the performance

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                 requirement set forth in section 4.a(1)(a) above, whether
                 the instances occur in consecutive months or otherwise. Such termination will require one year advance written notice. JDIEC will have no obligation to rescind a notice of termination given under this section 4.a(1)(b) even if RDOEC satisfies the performance requirement set forth in section 4.a(1)(a) above in the area of responsibility involved during the year after the notice is given.

            (c) If in a given area of responsibility RDOEC did not satisfy the performance requirement set forth in section 4.a(1)(a) above for any of the 12-month periods ending May, June, or July 1996, a failure by RDOEC to satisfy that performance requirement in such area of responsibility for any rolling 12-month period ending July 1999 or earlier will not be counted for the purpose of JDIEC's right of termination under section 4.a(1)(b) above. Should RDOEC acquire a dealership which, for any of the 12-month periods ending with the month of acquisition or with one of the two months immediately preceding the month of acquisition, did not satisfy the performance requirement set forth in section 4.a(1)(a) above, a failure by RDOEC to satisfy that performance requirement, in the area of responsibility previously assigned to such acquired dealership, for any rolling 12-month

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                 period ending within the first three years of RDOEC's
                 operations there will not be counted for the purpose of JDIEC's right of termination under section 4.a(1)(b) above.

       (2)  Total Core Product Market Share

            (a) For each of its assigned areas of responsibility, RDOEC will maintain, on a monthly basis, rolling 12-month total core product "Deere share" market share at a level greater than the level corresponding to the 50th percentile of all of JDIEC's U.S. dealers. Market share will be determined based upon the criteria and methodology then in use by JDIEC and evaluated monthly as information becomes available. The areas of responsibility assigned to RDOEC will be excluded from the calculations for the purpose of determining the 50th percentile of JDIEC's U.S. dealers.

            (b) JDIEC will have the right to terminate RDOEC's dealer appointments for a given area of responsibility upon the third instance (or any subsequent instance) in which RDOEC fails, in that area of responsibility, to satisfy the performance requirement set forth in section 4.a(2)(a) above, whether the instances occur in consecutive months or otherwise. Such termination will require one year advance written notice. JDIEC will have no

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                 obligation to rescind a notice of termination given under
                 this section 4.a(2)(b) even if RDOEC satisfies the performance requirement set forth in section 4.a(2)(a) above in the area of responsibility involved during the year after the notice is given.

            (c) If in a given area of responsibility RDOEC did not satisfy the performance requirement set forth in section 4.a(2)(a) above for any of the 12-month periods ending May, June, or July 1996, a failure by RDOEC to satisfy that performance requirement in such area of responsibility for any rolling 12-month period ending July 1999 or earlier will not be counted for the purpose of JDIEC's right of termination under section 4.a(2)(b) above. Should RDOEC acquire a dealership which, for any of the 12-month periods ending with the month of acquisition or with one of the two months immediately preceding the month of acquisition, did not satisfy the performance requirement set forth in section 4.a(2)(a) above, a failure by RDOEC to satisfy that performance requirement, in the area of responsibility previously assigned to such acquired dealership, for any rolling 12-month period ending within the first three years of RDOEC's operations there will not be counted for the purpose of JDIEC's right of termination under section 4.a(2)(b) above.

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       (3)  Absorption

            (a) For each of its assigned areas of responsibility, RDOEC will maintain, on a monthly basis, a rolling 12-month product support absorption percentage at a level greater than the level corresponding to the 50th percentile of all of JDIEC's U.S. dealers. Product support absorption percentage will be determined based upon the criteria and methodology then in use by JDIEC and evaluated monthly as information becomes available. The areas of responsibility assigned to RDOEC will be excluded from the calculations for the purpose of determining the 50th percentile of JDIEC's U.S. dealers.

            (b) JDIEC will have the right to terminate RDOEC's dealer appointments for a given area of responsibility upon the third instance (or any subsequent instance) in which RDOEC fails, in that area of responsibility, to satisfy the performance requirement set forth in section 4.a(3)(a) above, whether the instances occur in consecutive months or otherwise. Such termination will require one year advance written notice. JDIEC will have no obligation to rescind a notice of termination given under this section 4.a(3)(b) even if RDOEC satisfies the performance requirement set forth in section 4.a(3)(a) above in the area of

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                 responsibility involved during the year after the notice is given.

            (c) If in a given area of responsibility RDOEC did not satisfy the performance requirement set forth in section 4.a(3)(a) above for any of the 12-month periods ending May, June, or July 1996, a failure by RDOEC to satisfy that performance requirement in such area of responsibility for any rolling 12-month period ending July 1999 or earlier will not be counted for the purpose of JDIEC's right of termination under section 4.a(3)(b) above. Should RDOEC acquire a dealership which, for any of the 12-month periods ending with the month of acquisition or with one of the two months immediately preceding the month of acquisition, did not satisfy the performance requirement set forth in section 4.a(3)(a) above, a failure by RDOEC to satisfy that performance requirement, in the area of responsibility previously assigned to such acquired dealership, for any rolling 12-month period ending within the first three years of RDOEC's operations there will not be counted for the purpose of JDIEC's right of termination under section 4.a(3)(b) above.

       (4)  Equity to Assets Ratio:

            JDIEC will have the right to terminate RDOEC's dealer appointments if RDOEC's equity to assets

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            ratio, based on RDOEC's fiscal year-end audit, is less than 25%.
            Such termination will require one year advance written notice, and at JDIEC's sole discretion may be executed on an overall basis or by individual area of responsibility. Should JDIEC give notice of termination under this section 4.a(4), RDOEC will have the right to cure its equity to assets ratio deficiency through the injection of fresh capital, in the amount deemed necessary by JDIEC to raise the year-end percentage to 25%, within 180 days following RDOEC's fiscal year end; however, JDIEC's approval will be required if RDOEC wishes to cure its equity to assets ratio deficiency by any other means, including without limitation reducing its asset levels or through earnings retained during the cure period.

       (5)  Business Plans and Progress Toward JDIEC Metrics:

            (a) RDOEC's stated goal is to be recognized as the premier Deere dealer group, and both RDOEC and Deere reasonably expect RDOEC to perform consistently at the level of Deere's highest performing dealers. RDOEC therefore commits to strive toward and, ultimately, achieve and maintain market shares, absorption, and equity at the metric levels specified by JDIEC and prescribed for JDIEC dealers generally. Toward that end, RDOEC agrees to the following specific requirements:

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                 (i)  Annually, by the deadline specified by JDIEC for
                      submission of dealer business plans, RDOEC will submit and secure JDIEC's approval of a comprehensive annual business plan (for each individual area of responsibility) containing (1) specific objectives for market share (overall and by core product group), absorption, and equity (as well as any other metric criteria which JDIEC may prescribe for dealers generally) for the plan year which, in each instance, represent at a minimum meaningful progress toward the metric level specified by JDIEC for each criterion; (2) specific action plans designed to achieve the metric criteria objectives specified in the plan and, within a reasonable period of time, the metric levels specified by JDIEC; and (3) such other elements or metrics as are set forth in JDIEC's then-effective Mark of Excellence Program Guide, or which JDIEC may elect to require of dealers generally.

                 (ii) RDOEC will substantially accomplish each material action plan contained in each business plan approved by JDIEC.

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                 (iii) RDOEC will, at a minimum, make meaningful progress
                       each year toward JDIEC's metrics, including without limitation those related to market share (overall and each core product group), absorption, and equity.

            (b) Failure by RDOEC to satisfy any of the specific requirements set forth in section 4.a(5)(a) above, as determined by JDIEC in its sole discretion, will constitute grounds for termination, with one year advance written notice, of RDOEC's dealer appointments for the area of responsibility involved. JDIEC will have no obligation to rescind a notice of termination given under this section 4.a(5)(b) even if RDOEC satisfies the specific requirements set forth in section 4.a(5)(a) above in the area of responsibility involved during the year after the notice is given. With respect to the requirement in section 4.a(5)(a)(iii) above, in determining whether RDOEC has failed to make meaningful progress toward JDIEC's market share metrics in a particular year, JDIEC will take into account actions directly attributable to JDIEC to the extent such actions cause a loss of market share in that year by RDOEC, provided the connection between JDIEC's actions and RDOEC's loss of market share is evidenced by a substantial loss of market share in

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                 that year by JDIEC's U.S. dealers generally.

       (6)  Breach of Agreement

            JDIEC will have the right to terminate RDOEC's dealer appointments, effective immediately, in the event of a not inconsequential breach by RDOEC or Offutt of this Agreement, RDOEC's industrial dealer agreements, or any other agreement between RDOEC or Offutt and JDIEC, provided, however, that termination for noncompliance with the requirements of sections 4.a(1)(a), 4.a(2)(a), 4.a(3)(a), and 4.a(5)(a)(i)-(iii) above will be governed by sections 4.a(1)(b), 4.a(2)(b), 4.a(3)(b), and 4.a(5)(b) above, respectively. Such termination may, at JDIEC's sole discretion, be executed on an overall basis or by individual area of responsibility.

   b. Nothing in sections 4.a(1) through 4.a(6) of this Agreement shall preclude immediate termination of RDOEC's dealer appointments in any situation in which another provision in this Agreement or any other agreement affords JDIEC a right of immediate termination. By way of illustration (and not limitation), nothing in section 4.a(6) of this Agreement shall require that a particular breach of agreement by RDOEC or Offutt be "not inconsequential" if some other provision of this Agreement or another agreement affords JDIEC a right of termination following the breach without requiring that the breach be not inconsequential.

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   c.  The termination rights provided for JDIEC in section 4.a above and elsewhere in this Agreement are in addition to, and shall in no way affect or limit, the termination rights of JDIEC under RDOEC's industrial dealer agreements (other than the termination right provided for JDIEC in section 3(b) of those dealer agreements).

   d. In lieu of RDOEC's existing right of termination under section 3(b) of its industrial dealer agreements, RDOEC may terminate its JDIEC dealer appointments by giving one year advance written notice to JDIEC.

5. Termination on Death of Offutt:

   a. Deere will not exercise its right, under section 2(b) of the dealer agreements in effect between RDOEC and Deere, to terminate RDOEC's dealer appointments, effective immediately, upon the death of Offutt if the following conditions are satisfied at the time of Offutt's death:

       (1) RDOEC has in place an ownership succession plan that has been approved in writing by JD-Ag and JDIEC.

       (2) RDOEC, JD-Ag, and JDIEC have entered into a written agreement which:

            (a) identifies events which, from Offutt's death forward, will constitute changes in the control of RDOEC; and

            (b) provides JD-Ag and JDIEC an additional right to terminate RDOEC's dealer

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                 appointments, effective immediately, if such an event occurs without the prior written approval of JD-Ag and JDIEC.

       (3) Neither RDOEC nor Offutt has breached any obligation under RDOEC's dealer agreements, this Agreement, or any other agreement with JD-Ag or JDIEC, and no grounds for termination of an RDOEC dealer appointment exist under any agreement between RDOEC and and JD-Ag or JDIEC.

       (4) RDOEC and each of its locations are under the management of personnel who have demonstrated performance capabilities, are acceptable to Deere in its sole discretion, and who will continue to manage RDOEC and its locations after the death of Offutt.

       (5) Each area of responsibility assigned to RDOEC under its dealer agreements justifies, in Deere's sole discretion, the continuation of a Deere dealership assigned only that area.
            Should Deere determine that a particular area of responsibility does not justify the continuation of a dealership, RDOEC shall retain, for a period of three years following the death of Offutt, a right of first refusal to locate a dealership in the affected area of responsibility if in that period Deere rescinds its decision, provided, however, that such right of first refusal shall terminate if RDOEC breaches an agreement with JD-Ag or JDIEC, or if grounds arise for termination of any of RDOEC's dealer appointments.

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       (6)  Offutt is in compliance with the requirements set forth in section 2.a above.

   b. Deere may at its sole discretion evaluate compliance with the conditions set forth in this section 5 and take action, if any, on an overall basis or by individual area of responsibility.

6. Arbitration:

   a. Any controversy or claim, whether based on contract, tort, statute, common law, or other legal theory, between RDOEC or Offutt and JD-Ag, JDIEC, or Deere Credit, Inc. shall be resolved by binding arbitration pursuant to this section 6 and the then-current Commercial Rules and supervision of the American Arbitration Association. The duty to arbitrate shall extend to any officer, employee, shareholder, principal, agent, trustee in bankruptcy or otherwise, affiliate, subsidiary, third-party beneficiary, or guarantor of a party hereto making or defending any claim which would otherwise be arbitrable hereunder.

   b. The arbitration shall be held in Chicago before a panel of three arbitrators who are knowledgeable regarding, and have experience as arbitrators of, commercial disputes. The decision and award of a majority of the panel shall be final and binding, and judgment thereon may be entered in any court having jurisdiction thereof. The panel shall not have the power to award punitive or exemplary damages, or any damages excluded

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       by, or in excess of any damage limitations expressed in, any agreement between the parties to the dispute.

   c. Each party to the dispute shall bear its own attorney's fees associated with the arbitration, and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association.

   d. If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorney's fees which are reasonably incurred by the other party.

   e. Neither a party to the dispute, a witness, or the panel may disclose the contents or results of any arbitration hereunder without the prior written consent of all parties to the dispute, unless and then only to the extent required to enforce or challenge the award, as required by law (including without limitation applicable securities laws and regulations) or as a result of legal process, or as necessary for financial and tax reports and audits.

   f. Deere may seek judicial remedies, such as (but not limited to) attachment, replevin, and garnishment, deemed necessary by Deere in its sole discretion for the enforcement of Deere's rights regarding any security for the indebtedness of RDOEC, and such action by Deere shall not constitute a waiver of Deere's rights or a breach of Deere's obligations under this section 6. For the purposes of this section 6.f only, "Deere" shall include Deere Credit, Inc. in addition to JD-Ag and JDIEC.

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   g.  If any part of this section 6 is held to be unenforceable, its unenforceability shall not affect the duty to arbitrate hereunder or any other part of this section 6.

7. Letters of Credit:

   a. Deere will accept letters of credit as a substitute or partial substitute for Offutt's personal guaranties of the indebtedness of RDOEC (including without limitation wholesale obligations and obligations under any retail finance or leasing agreement) if the letters are issued by a bank acceptable to Deere in favor of Deere and such other beneficiaries as Deere may direct, the form of the letters is acceptable to Deere, the amount of the letters as issued meets Deere's guidelines in effect at the time of issuance, and the amount of the letters is adjusted when and as requested by Deere. Deere may request an adjustment of the letters' amount whenever such an adjustment is necessary to meet Deere's guidelines (as in effect from time to time), or if in Deere's sole discretion an adjustment is warranted in light of circumstances deemed by Deere to be unusual.

   b. Cancellation or nonrenewal of any letter of credit issued in Deere's favor, or a failure to adjust the amount of such a letter when and as required by Deere, shall be grounds for immediate termination of RDOEC's dealer appointments. Termination under this section 7.b may be executed, at Deere's sole discretion, on an overall basis or by individual area of responsibility.

8. General Provisions:

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

   a.  As used in this Agreement, the term "area of responsibility" means:

       (1) with regard to RDOEC's JD-Ag dealerships, an individual dealership location; and

       (2) with regard to RDOEC's JDIEC dealerships, a geographic region now or hereafter treated by JDIEC as a separate dealership trade area in its dealer agreements with RDOEC.

   b. In the event JDIEC gives its approval for a rent-to-rent business operated by or affiliated with RDOEC or Offutt at a location outside the areas of responsibility assigned to RDOEC by JDIEC, such rent-to-rent business will not utilize any John Deere industrial equipment at that location other than such John Deere industrial equipment as it may acquire from the JDIEC dealer whose assigned area of responsibility includes such location.

   c. Deere shall have input into the selection and removal of all RDOEC management personnel down to and including the managers of RDOEC's individual locations.

   d. RDOEC shall obtain written approval from Deere prior to discussing (directly or indirectly) with any dealer a possible purchase of a dealership that would add to RDOEC's area of responsibility. Deere shall have the right to reject such a request or to disapprove additions to RDOEC's area of responsibility in its sole discretion.

   e. With respect to its JDIEC dealerships, RDOEC will not carry competitive products (whole goods or parts),

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

       including without limitation products which do not compete with a JDIEC product as of the date of this Agreement but which become competitive in the future due to the offering of new products by JDIEC (whether as a result of new product development, acquisition, or otherwise). This commitment shall also bind any subsidiary of RDOEC (whether wholly or partially owned), as well as any other entity in which Offutt owns or controls a 25% or greater interest. However, this commitment shall not preclude the distribution in Minnesota, through a business separated from RDOEC's JDIEC dealership in accordance with JDIEC's competitive lines policy, of the Vermeer product line carried by RDOEC in Minnesota on the date of this Agreement, if in the future JDIEC offers a product which competes with a Vermeer product carried by RDOEC in Minnesota on the date of this Agreement.

   f. Any grounds for termination of RDOEC's dealer appointments under this Agreement, RDOEC's dealer agreements (as modified by this Agreement), or any other agreement between RDOEC and JD-Ag or JDIEC will be sufficient grounds for termination for the purposes of any applicable law requiring grounds (or certain grounds) for termination, regardless of the terminology used in such law to describe the grounds required thereunder.

   g. If any of RDOEC's dealer appointments are terminated, all of RDOEC's indebtedness to Deere in connection with the terminated appointments which is not due and payable prior to the effective date of termination shall be due and payable as of the effective date of termination.

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

   h. RDOEC, Offutt, and Deere will maintain the confidentiality of one another's confidential information, unless and then only to the extent disclosure is required by law (including without limitation applicable securities laws and regulations) or as a result of legal process. Nothing in this section 8.h or in section 6.e above shall prohibit the exchange of information between RDOEC and Offutt, or the exchange of information within the Deere & Company organization.

   i. Nothing contained in this Agreement shall be construed as a waiver or modification of any terms, conditions, or rights contained in any existing agreement between JD-Ag or JDIEC and RDOEC or Offutt except to the extent such terms, conditions, or rights are in conflict with this Agreement, in which event this Agreement shall supersede the existing agreements, but only to the extent of the conflict.

   j. Each party to this Agreement represents and warrants that it has taken all action required to authorize it to enter into this Agreement, and each party further represents that it has neither relied upon nor been induced by any representation, statement, or disclosure of the other party, but has relied upon its own knowledge and judgment in entering into the Agreement.

   k. This Agreement shall be effective and binding regardless of whether a public offering of RDOEC stock occurs. Because of RDOEC's unique position within Deere's dealer organizations, each provision hereof shall be given full effect in accordance with its terms regardless of how or whether Deere addresses the provision's subject matter with other Deere dealers.

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

   l. This Agreement cannot be modified, nor any party's rights hereunder waived, except in writing, and no waiver of any provision hereof shall preclude enforcement of any other provision hereof, or subsequent enforcement of the provision waived. This Agreement cannot be assigned without the prior written consent of the parties, which consent may be withheld with or without cause.

   m. Reincorporation of RDOEC in Delaware or another jurisdiction shall not affect its rights and obligations under this Agreement.



JOHN DEERE COMPANY - A DIVISION OF DEERE & COMPANY

By:
   --------------------------------------------------

Title:
      -----------------------------------------------



JOHN DEERE INDUSTRIAL EQUIPMENT COMPANY

By:
   --------------------------------------------------

Title:
      -----------------------------------------------


RDO EQUIPMENT CO.

By: /s/ Ronald D. Offutt
   --------------------------------------------------

Title: President
      -----------------------------------------------


/s/ Ronald D. Offutt
-----------------------------------------------------
          RONALD D. OFFUTT, INDIVIDUALLY


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